File No. 001-37473

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 2

To

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES EXCHANGE ACT OF 1934

J. Alexander’s Holdings, Inc.

(Exact name of registrant as specified in its charter)

Tennessee	47-1608715
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3401 West End Avenue, Suite 260 Nashville, Tennessee (Address of principal executive offices)	37203 (Zip Code)

Registrant’s telephone number, including area code: 615-269-1900

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on which Each Class is to be Registered
Common Stock, par value $0.001 per share	New York Stock Exchange

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “small reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

INFORMATION REQUIRED IN REGISTRATION STATEMENT

CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT

AND ITEMS OF FORM 10

The information required by the following Form 10 Registration Statement items is contained in the sections identified below of the information statement (the “Information Statement”), attached hereto as Exhibit 99.1, each of which are incorporated into this Form 10 Registration Statement by reference.

Item 1. Business.

The information required by this item is contained under the sections captioned “Summary,” “Risk Factors,” “Forward-Looking Statements,” “The Distribution,” “Description of Capital Stock,” “Business,” “Certain Relationships and Related Party Transactions,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Where You Can Find More Information” of the Information Statement and is hereby incorporated by reference.

Item 1A. Risk Factors.

The information required by this item is contained under the sections captioned “Risk Factors” and “Forward-Looking Statements” of the Information Statement and is hereby incorporated by reference.

Item 2. Financial Information.

The information required by this item is contained under the sections captioned “Summary,” “Capitalization,” “Unaudited Pro Forma Consolidated Financial Information,” “Selected Historical Consolidated Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein of the Information Statement and is hereby incorporated by reference.

Item 3. Properties.

The information required by this item is contained under the section captioned “Business” of the Information Statement and is hereby incorporated by reference.

Item 4. Security Ownership of Certain Beneficial Owners and Management.

The information required by this item is contained under the section captioned “Security Ownership of Certain Beneficial Owners and Management” of the Information Statement and is hereby incorporated by reference.

Item 5. Directors and Executive Officers.

The information required by this item is contained under the section captioned “Management” of the Information Statement and is hereby incorporated by reference.

Item 6. Executive Compensation.

The information required by this item is contained under the sections captioned “Management” and “Executive Compensation” of the Information Statement and is hereby incorporated by reference.

Item 7. Certain Relationships and Related Transactions, and Director Independence.

The information required by this item is contained under the sections captioned “Management,” “Executive Compensation” and “Certain Relationships and Related Party Transactions” of the Information Statement and is hereby incorporated by reference.

Item 8. Legal Proceedings.

The information required by this item is contained under the section captioned “Business—Legal Proceedings” of the Information Statement and is hereby incorporated by reference.

Item 9. Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters.

The information required by this item is contained under the sections captioned “Summary,” “The Distribution,” “Dividend Policy,” “Executive Compensation” and “Description of Capital Stock” of the Information Statement and is hereby incorporated by reference.

Item 10. Recent Sales of Unregistered Securities.

The information required by this item is contained under the section captioned “Description of Capital Stock” of the Information Statement and is hereby incorporated by reference.

Item 11. Description of Registrant’s Securities to be Registered.

The information required by this item is contained under the sections captioned “The Distribution,” “Dividend Policy” and “Description of Capital Stock” of the Information Statement and is hereby incorporated by reference.

Item 12. Indemnification of Directors and Officers.

The information required by this item is contained under the section captioned “Description of Capital Stock—Limitation of Liability and Indemnification of Directors and Officers” of the Information Statement and is hereby incorporated by reference.

Item 13. Financial Statements and Supplementary Data.

The information required by this item is contained under the sections captioned “Unaudited Pro Forma Consolidated Financial Information,” “Selected Historical Consolidated Financial Data” and “Index to Financial Statements” and the financial statements referenced therein of the Information Statement and is hereby incorporated by reference.

Item 14. Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

None.

Item 15. Financial Statements and Exhibits.

(a)	Financial Statements

The information required by this item is contained under the sections captioned “Unaudited Pro Forma Consolidated Financial Information,” “Selected Historical Consolidated Financial Data” and “Index to Financial Statements” and the financial statements referenced therein of the Information Statement and is hereby incorporated by reference.

(b)	Exhibits

We are filing the following documents as exhibits to this Amendment No. 2 to the Registration Statement:

Exhibit Number	Exhibit Description

2.1	Form of Separation and Distribution Agreement between Fidelity National Financial, Inc. and J. Alexander’s Holdings, Inc. *

3.1	Form of Amended and Restated Charter of J. Alexander’s Holdings, Inc. (2)

3.2	Form of Amended and Restated Bylaws of J. Alexander’s Holdings, Inc. (1)

3.3	Form of Second Amended and Restated LLC Agreement of J. Alexander’s Holdings LLC *

10.1	Form of Tax Matters Agreement between Fidelity National Financial, Inc. and J. Alexander’s Holdings, Inc. (2)

10.2	Form of Management Consulting Agreement between Black Knight Advisory Services, LLC and J. Alexander’s Holdings, LLC (1)

10.3	Form of Management Company Grant Agreement *

10.4	Form of Indemnification Agreement (1)

10.5	Amended and Restated Loan Agreement, dated December 9, 2014, by and between J. Alexander’s, LLC and Pinnacle Bank (1)

10.6	Second Amended and Restated Loan Agreement, dated May 20, 2015, by and between J. Alexander’s, LLC and Pinnacle Bank (1)

10.7	J. Alexander’s Holdings, LLC 2015 Management Incentive Plan (1)

10.8	Form of J. Alexander’s Holdings, LLC Unit Grant Agreement (1)

10.9	Form of J. Alexander’s Holdings, Inc. 2015 Equity Incentive Plan (2)

10.10	Form of Non-Qualified Stock Option Award Agreement under the J. Alexander’s Holdings, Inc. 2015 Stock Incentive Plan (1)

10.11	J. Alexander’s Corporation Deferred Compensation Plan (1)

10.12	Employment Agreement, dated December 26, 2008, by and among J. Alexander’s Corporation and Lonnie J. Stout II (1)

10.13	Amended and Restated Salary Continuation Agreement, dated December 26, 2008, with Lonnie J. Stout II (1)

10.14	Severance Benefits Agreement, dated September 13, 1989, between J. Alexander’s Corporation and Lonnie J. Stout II, as amended (1)

10.15	Letter Agreement, dated July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and Lonnie J. Stout II (1)

10.16	Employment Agreement, dated December 26, 2008, by and among J. Alexander’s Corporation and J. Michael Moore (1)

10.17	Amended and Restated Salary Continuation Agreement, dated December 26, 2008, with J. Michael Moore (1)

10.18	Letter Agreement, dated July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and J. Michael Moore (1)

Exhibit Number	Exhibit Description

10.19	Employment Agreement, dated December 26, 2008, by and among J. Alexander’s Corporation and Mark A. Parkey (1)

10.20	Amended and Restated Salary Continuation Agreement, dated December 26, 2008, with Mark A. Parkey (1)

10.21	Letter Agreement, dated July 30, 2012, by and among J. Alexander’s Corporation, Fidelity National Financial, Inc., Fidelity Newport Holdings, LLC, American Blue Ribbon Holdings, Inc. and Mark A. Parkey (1)

10.22	Letter Agreement, dated July 1, 2014, by and among J. Alexander’s, LLC and Mark A. Parkey (1)

21.1	Subsidiaries of J. Alexander’s Holdings, Inc. (1)

99.1	Information Statement of J. Alexander’s Holdings, Inc., preliminary and subject to completion, dated July 31, 2015 *

*	Filed herewith.
(1)	Incorporated by reference to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on June 25, 2015.
(2)	Incorporated by reference to Amendment No. 1 to the Company’s Registration Statement on Form 10 filed with the Securities and Exchange Commission on July 31, 2015.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned hereunto duly authorized.

J. Alexander’s Holdings, Inc.

By:	/s/ Lonnie J. Stout II
Name:	Lonnie J. Stout II
Title:	President and Chief Executive Officer

Dated: September 8, 2015